UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 8, 2016 (December 8, 2016)

COLGATE-PALMOLIVE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, the Board of Directors (the “Board”) of Colgate-Palmolive Company (“Colgate”) elected Mr. Charles A. Bancroft, Executive Vice President, Chief Financial Officer and Global Business Operations of Bristol-Myers Squibb Company (“Bristol-Myers Squibb”), to the Board of Directors effective January 1, 2017.  Mr. Bancroft, 57, will bring extensive leadership experience and financial expertise to Colgate’s Board.  Mr. Bancroft joined Bristol-Myers Squibb in 1984 and has since held positions of increasing responsibility within the finance organization, including international assignments, as well as senior leadership positions in their global pharmaceutical business.  Mr. Bancroft was appointed Chief Financial Officer in 2010 and has served in his current role since 2016.  Prior to joining Bristol-Myers Squibb, Mr. Bancroft was an auditor with KPMG.

Beginning in 2017, Mr. Bancroft will receive compensation in accordance with Colgate's director compensation program for non-employee directors. Currently those arrangements include an annual cash retainer of $65,000, an annual award of shares of common stock equal in value to $180,000 and an annual grant of options to purchase shares of common stock equal in value to $45,000, as well as other aspects of the director compensation program described in Colgate's proxy statement filed with the Securities and Exchange Commission on March 23, 2016.

On December 8, 2016, Richard J. Kogan advised the Board that he will not stand for reelection to the Board at the Annual Meeting of Stockholders to be held in 2017, in light of his desire to retire as a director at the end of his current term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2016	COLGATE-PALMOLIVE COMPANY

	By:	/s/ Jennifer M. Daniels
	Name:	Jennifer M. Daniels
	Title:	Chief Legal Officer and Secretary

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